Exhibit 99.1

June 5, 2019

Re: Tender offer by a third party for Resource Real Estate Opportunity REIT, Inc. shares

Dear Resource Real Estate Opportunity REIT Stockholder:

You will soon receive, or may have already received, correspondence from Comrit Investments 1, Limited Partnership (“Comrit”) related to a tender offer to purchase your shares of Resource Real Estate Opportunity REIT, Inc. (the “REIT”). Comrit has informed us that its offer price will be $8.32 per share. We believe Comrit’s offer price is substantially below the value of your shares and recommend against selling your shares at that price.

To decline Comrit’s tender offer, simply ignore it. You do not need to respond to anything.

In arriving at our recommendation against selling your shares to Comrit, we considered the following:

•

On March 20, 2019, the REIT’s board of directors approved an estimated value per share of the REIT’s common stock of $10.83, based on the estimated market value of the REIT’s portfolio of investments as of December 31, 2018. The estimated value per share does not take into account estimated disposition costs and fees for real estate properties, debt prepayment penalties that could apply upon the prepayment of certain of our debt obligations or the impact of restrictions on the assumption of debt. For a full description of the methodologies and assumptions used in the REIT’s valuation, see the REIT’s Annual Report on Form 10-K, filed with the SEC on March 22, 2019 (the “Annual Report”).

•

Subject to conditions and limitations, the REIT currently provides a liquidity option for its stockholders pursuant to a share redemption program that permits stockholders to sell their shares to the REIT. Stockholders may have their shares redeemed at 95% of the current estimated value per share, or $10.29 per share, which amount is 24% above the tender offer price. We note that special redemptions (i.e., those redemptions made in connection with a stockholder’s death, Qualifying Disability or confinement to a long-term care facility (each as described in the share redemption program)), are redeemed at the current estimated value per share.

•

The REIT may not redeem in excess of 5% of the weighted-average number of shares outstanding during the 12-month period immediately prior to the effective date of redemption. In addition, the REIT’s board of directors will determine at least quarterly whether the REIT has sufficient excess cash to repurchase shares. Generally, the cash available for redemption will be limited to proceeds from the distribution reinvestment plan plus, if there is positive operating cash flow from the previous fiscal year, 1% of all operating cash flow from the previous fiscal year. Based on the current redemption price, and assuming the board of directors determines that the REIT has sufficient excess cash to repurchase shares, the terms of the share redemption program provide sufficient cash to redeem all redemption requests submitted up to the 5% limitation. During the twelve-month period up to and including the most recent redemption date, approximately 4.44% of the weighted-average number of shares outstanding were submitted for redemption and all redemption requests were honored by the REIT. We are not aware of any factors that would cause an increase in the requests for redemptions under the share redemption program.

The REIT’s board may suspend, terminate or amend the share redemption program upon 30 business days’ notice to stockholders. The REIT’s board may also reduce the number of shares purchased under the share redemption program if it determines that funds otherwise available to fund our share redemption program are needed for other purposes.

•

We believe that Comrit’s offer is meant to take advantage of the illiquidity of the REIT’s shares by buying your shares at a price significantly below their fair value in order to make a significant profit.

The REIT believes that tendering stockholders whose shares are accepted for payment will lose the opportunity to participate in any potential future upside and future growth of the REIT with respect to such shares and will lose the right to receive any future distributions that the REIT may declare and pay.

Please be aware that Comrit is in no way affiliated with the REIT, the REIT’s external advisor, Resource Real Estate Opportunity Advisor, LLC (the “Advisor”), or Resource Securities LLC. Also, please note that Comrit does not have a copy of the REIT’s stockholder list. Comrit’s mailing will be conducted by a third party, which has agreed to keep the stockholder list confidential.

We urge you to consult your financial advisor and exercise caution with respect to these and other mini-tender offers. Mini-tender offers are offers to purchase less than 5% of a company’s outstanding shares. The SEC has cautioned investors about offers of this nature. Additional information about mini-tender offers is available on the SEC’s website at www.sec.gov/investor/pubs/minitend.htm.

In order to avoid the costs of additional mailings, the REIT may post any updates or changes to its response to this mini-tender offer and/or responses to future mini-tender offers at www.resourcereit.com, under the “Investor Relations” section, and will file such updates or changes with the SEC on a Current Report on Form 8-K. If you have any questions related to the tender offer, please contact Investor Services at 1-866-469-0129.

Thank you for your investment in the REIT.

Sincerely,

Alan F. Feldman

Chairman of the Board and Chief Executive Officer

Resource Real Estate Opportunity REIT, Inc.

Cautionary Note Regarding Forward-Looking Statements

The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The REIT intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the REIT and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The REIT undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The REIT makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.

The appraisal methodology for the REIT’s appraised real estate properties assumes the properties realize the projected net operating income and expected capitalization rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. Though the appraisals of the appraised real estate properties, with respect to Duff & Phelps, LLC, and the valuation estimates used in calculating the estimated value per share, with respect to Duff & Phelps, LLC, the Advisor and the REIT, are the respective party’s best estimates as of December 31, 2018, the REIT can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the REIT’s appraised real estate properties and the estimated value per share. Actual events may cause the value and returns on the REIT’s investments to be less than that used for purposes of the estimated value per share. These statements also depend on factors such as: future economic, competitive and market conditions; the REIT’s ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item 1A of the REIT’s Annual Report for the year ended December 31, 2018 as filed with the SEC. No assurances can be given that the REIT will continue to declare distributions or that the estimated value per share of the shares will not decrease in the future. Stockholders may have to hold their shares for an indefinite period of time.